AMENDED AND RESTATED
BY-LAWS OF
DLH HOLDINGS CORP.
(Amended and Restated as of August 27, 2020)

ARTICLE I - OFFICES

1.1Registered Office. DLH Holdings Corp. (the “Corporation”) shall have and maintain in the State of New Jersey a registered office which may, but need not be, the same as its place of business.

1.2Other Offices. The Corporation may also have offices and places of business at such places within or without the State of New Jersey as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II - STOCK AND SHAREHOLDERS

2.1Certificates Representing Stock; Uncertificated Shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board or by the President or Executive Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. The certificates for shares of stock of the Corporation shall be in such form as shall be determined by the Board, shall have set forth thereon any statements prescribed by statute, and shall be numbered and entered in the stock ledger of the Corporation as they are issued. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Notwithstanding any other provisions herein, the Board may authorize the issuance of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a complete record containing the information required on certificates by the applicable provisions of the New Jersey Business Corporation Act (the “NJBCA”).

2.2Lost Certificates. The Board may direct that a new share certificate be issued in place of any certificate theretofore issued by the Corporation which has been mutilated or which is alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate or the making by the person claiming any such certificate to have been lost, stolen or destroyed of an affidavit as to the fact and circumstances of the loss, theft or destruction thereof, or complying with such other procedures as may be established by the Board. The Board, in its discretion and as a condition precedent to the issuance of any new certificate, may require the owner of any certificate alleged to have been lost, stolen or destroyed, or his legal representative, to furnish the Corporation with a bond, in such sum and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

2.3Fractions of Shares. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (l) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board may impose.

{N0283261 } 1

2.4Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registrations of transfers of shares of stock of the Corporation shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 2.2 of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and the payment of any taxes due thereon, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books. The Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes or series owned by such shareholders in any manner not prohibited by the NJBCA.
2.5Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.6Meetings of Shareholders.

(a)Time and Place. All meetings of shareholders shall be held at such time and such place, whether within or without the State of New Jersey, as may from time to time be designated by the Board and stated in the notice of meeting or in a duly executed wavier of notice thereof, as authorized by the Board. The Board may, in its discretion, determine that shareholders may participate in a meeting of shareholders by means of remote communication, in accordance with the NJBCA. If authorized by the Board, and subject to any guidelines and procedures adopted by the Board, shareholders may participate in a meeting of shareholders by means of remote communication rather than physically attending the meeting, and shall be deemed present and entitled to vote at the meeting, subject to the conditions imposed by applicable law.

(b)Annual Meetings. An annual meeting of shareholders shall be held at such time and place as designated by the Board. At each annual meeting, the shareholders shall elect a Board and transact such other business as may properly be brought before the meeting. The Corporation may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.

(c)Special Meetings. Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation (the “Certificate”), may be called by the Chairman of the Board, the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) or a majority of the members of the Board then in office. The Secretary of the Corporation shall prepare a proper notice of any special meeting and business transacted at any special meeting shall be limited to the purposes stated in the notice of the meeting or in a duly executed waiver of notice thereof. If any person(s), other than the Board, authorized by these By-laws to call a special meeting of shareholders calls a special meeting, the request shall (1) be in writing; (2) specify the business proposed to be transacted; and (3) be delivered personally or sent by registered mail to the Secretary of the Corporation. Upon receipt of such a request, the Board shall determine the date, time and place of such special meeting, which shall be scheduled to be held on a date that is within ninety (90) days of receipt by the Secretary of such request, or as soon thereafter
{N0283261 } 2

as reasonably practicable in the judgment of the Board. The Corporation may postpone, reschedule or cancel any previously scheduled special meeting of shareholders.
(d)Notice of Shareholders’ Meetings. All notices of meetings of shareholders shall be sent or otherwise given in accordance with either Section 2.9 or Section 7.1 of these By-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting, except as otherwise required by applicable law, except that where the matter to be acted on is a merger or consolidation or the dissolution of the Corporation or a sale, lease, exchange or other disposition of all or substantially all of its assets, such notice shall be given not less than twenty (20) days nor more than sixty (60) days prior to such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any previously scheduled meeting of shareholders may be postponed, and, unless the Certificate provides otherwise, any special meeting of the shareholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of shareholders.

(e)Shareholder List. The Secretary of the Corporation shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence of the shareholders entitled to examine the stock ledger, the list required by this subsection or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

(f)Quorum; Adjournment of Meeting. Except as otherwise provided by statute or the Certificate, the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at each meeting of shareholders. If a quorum shall not be present at the time fixed for any meeting, the Chair of the meeting, or shareholders representing a majority of the voting power of the Corporation’s capital stock present at the meeting in person or by proxy and entitled to vote thereat, shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the place, date and hour of the adjourned meeting (and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken, until a quorum shall be present. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in accordance with the provisions of Section 2.6(d) and 2.9 of these By-laws. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted had a quorum been present at the time originally fixed for the meeting. The shareholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(g)Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, Vice-Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting. The Board of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry at the meeting after the time
{N0283261 } 3

fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules or parliamentary procedures.

(h)Voting. Except as otherwise provided by statute, the Certificate, or these By-laws, at any meeting of shareholders each shareholder shall be entitled to one vote for each outstanding share of stock of the Corporation standing in such holder’s name on the books of the Corporation as of the record date for determining the shareholders entitled to notice of and to vote at such meeting. At any meeting of shareholders at which a quorum is present, all elections shall be determined by plurality vote and all other matters shall be determined by the vote of the holders of a majority of the shares present in person or by proxy and entitled to vote, unless the matter is one with respect to which, by express provision of statute, the Certificate or these By-laws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

(i)Proxy Representation. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent to corporate action in writing without a meeting. Every proxy must be signed by the shareholder or by his attorney-in-fact. A shareholder may authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under New Jersey law; provided, however, no proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein. A proxy shall be revocable at will unless it states that it is irrevocable and is coupled with an interest either in the stock itself or in the Corporation. A proxy shall not be revoked by the death or incapacity of the shareholder, but the proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at a meeting of any shareholder who has given a proxy shall not revoke the proxy unless the shareholder (i) files written notice of the revocation with the secretary of the meeting prior to the voting of the proxy or (ii) votes the shares subject to the proxy by written ballot. A person named as proxy of a shareholder may, if the proxy so provides, substitute another person to act in his or her place, including any other person named as proxy in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

(j)Inspectors of Election. The Board, in advance of any meeting of shareholders, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed in advance of the meeting, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

2.7Advance Notice of Shareholder Business at Shareholder Meetings.

(a)Only such business shall be conducted as shall have been properly brought before a meeting of the shareholders of the Corporation. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) a proper matter for shareholder action under all applicable laws and these By-laws and that has been properly brought before the meeting by a shareholder (A) who is a shareholder of record on the date of the giving of the notice provided for in Section 2.6 and who is entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.7. For the avoidance of doubt, except for nominations made in accordance with Section 3.4 of these By-laws, clause (iii) of this Section 2.7(a) shall be the exclusive means for a shareholder to bring business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of shareholders.
{N0283261 } 4

(b)For such business to be considered properly brought before the meeting by a shareholder such shareholder must, in addition to any other applicable requirements, have given timely notice in proper form of such shareholder’s intent to bring such business before such meeting. To be timely, such shareholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that, subject to the last sentence of this paragraph, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed (other than as a result of adjournment) by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth (10th) day following the date on which such notice of the date of such meeting was mailed or the Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c)To be in proper form, a shareholder’s notice to the Secretary shall be in writing and shall set forth:

(i)As to each matter such shareholder proposes to bring before the meeting:

(A)a brief description of each matter of business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(B)the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment); and

(C)any material interest of the shareholder or any Shareholder Associated Person (as defined below) in such business; and

(ii)As to the shareholder giving the notice and any Shareholder Associated Person:

(A)the name and record address of the shareholder who intends to propose the business and any Shareholder Associated Person (as defined below);

(B)the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such shareholder and any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, and a representation that the shareholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially by each such person as of the record date for the meeting not later than five business days following the record date;

(C)whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, and a representation that the shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five (5) business days after the record date for such meeting;

(D)a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the proposal or any business between or among such shareholder or Shareholder Associated Person and any other person (including without limitation any such agreements, arrangements or understandings relating to the Corporation or its securities), including without limitation any agreements that would be required to be described or reported pursuant to
{N0283261 } 5

Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or Shareholder Associated Person) and a representation that the shareholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(E)a description of any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, an in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship in effect as of the date of the notice pursuant to which such shareholder or such Shareholder Associated Person has or shares a right to vote or direct any third party to vote any shares of capital stock of the Corporation;

(F)a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(G)a statement whether either such shareholder or any Shareholder Associated Person intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such statement, a “Business Solicitation Statement”); and

(H)any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act.

(d)No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7 (and if applicable, Section 3.4 of these By-laws). In addition, business may not be brought before the meeting if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.7, and, if the chairman should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be transacted. Notwithstanding the foregoing provisions of this section, if the shareholder (or a qualified representative of the shareholder) is not present at the meeting to propose such business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote have been received by the Corporation. For purposes of this section and Section 3.4 of these By-laws, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such proposal at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(e)Notwithstanding the foregoing, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7. Nothing in these By-laws shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(f)For purposes of these By-laws,

(i)a “Shareholder Associated Person” of any shareholder shall mean (a) any beneficial owner on whose behalf the shareholder is proposing such business or, for purposes of Section 3.4 of these By-laws, proposing a director nomination and (b) any person controlling, directly or indirectly, or acting in concert with, such shareholder or beneficial owner;

{N0283261 } 6

(ii)“Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(iii) shares shall be treated as “beneficially owned” by a person if the person (a) beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or (b) has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

2.8Action of Shareholders without a Meeting. Subject to the requirements of the NJBCA, any action required or permitted to be taken at an annual or special meeting of shareholders by statute, the Certificate or these By-laws, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Where any action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all shareholders who have not consented in writing thereto.

2.9Manner of Giving Notice; Affidavit of Notice.  Notice of any meeting of shareholders shall be given: (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the Corporation’s records; (ii) if electronically transmitted, if authorized as provided in Section 7.1 of these By-laws; or (iii) otherwise, when delivered. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  Notice may be waived in accordance with Section 6.8 of these By-laws.

ARTICLE III - DIRECTORS

3.1Powers.  Subject to the provisions of the NJBCA and any limitations in the Certificate, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may exercise all such powers of the Corporation and do all such lawful acts on its behalf as are not by the NJBCA or by the Certificate or by these By-Laws directed or required to be exercised by the shareholders. Without limiting the generality of the preceding sentence, the Board of Directors is expressly authorized to exercise all of the power of the Corporation to borrow or raise moneys and to execute, accept, endorse and deliver as evidence of such borrowing all kinds of securities; and to secure the payment and performance of the obligations thereunder by mortgage on, pledge of, or other security interest in, the whole or any part of the property, assets and income of the Corporation.

3.2Qualifications. Directors need not be shareholders of the Corporation, citizens of the United States or residents of the State of New Jersey.

3.3Number. The authorized number of directors constituting the whole Board of Directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of not less than three (3) members nor more than fifteen (15) members. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.4Advance Notice of Director Nominations.

(a)Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. To be properly brought before an annual meeting of shareholders, or any special meeting of shareholders called for the purpose of electing directors, nominations for the election of director must be (a) specified in the notice of meeting (or any supplement thereto), (b) made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by any shareholder of the Corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 3.4 who is entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 3.4.

{N0283261 } 7

(b)In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 2.7 of these By-laws, and, in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the date on which such notice of the date of such meeting was mailed or on which Public Announcement of the date of the special meeting was made by the Corporation, whichever first occurs. In no event shall an adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
(c)To be in proper written form, a shareholder’s notice to the Secretary must set forth:

(i)as to each person whom the shareholder proposes to nominate for election as a director (a “nominee”): (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (d) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (e) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (f) any other information relating to such person that would be required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder by the SEC (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(ii)as to such shareholder or Shareholder Associated Person giving notice: (a) the information required to be provided pursuant to Section 2.7 (including without limitation (1) all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (2) all information required to be disclosed by the shareholder under Regulation 14A under the Exchange Act, and (3) to the extent that Section 2.7 refers to other business between the shareholder providing notice and any other person, for the purpose of this Section 3.4, such business shall mean the nomination of the individual(s) for election to the Board); (b) in lieu of the information required by Section 2.7(c)(ii)(G), a statement whether either such shareholder or Shareholder Associated Person intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such shareholder or Shareholder Associated Person to be necessary to elect such nominee(s) (such statement, a “Nominee Solicitation Statement”); and (c) as to the shareholder giving the notice and the Shareholder Associated Person(s), if any, on whose behalf the nomination is made, such shareholder’s and Shareholder Associated Person’s written consent to the public disclosure of information provided pursuant to this Section 3.4.

(d)At the request of the Board, any person nominated by a shareholder for election as a director shall furnish to the Secretary of the Corporation such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 3.4.

(e)Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of shareholders unless nominated in accordance with the procedures set forth in this Section 3.4. In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination
{N0283261 } 8

was not made in accordance with the procedures prescribed by these By-laws, and if the chairman should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this section, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder, as defined in Section 2.7(d) of these By-Laws) is not present at the meeting to present such nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f)Notwithstanding the foregoing provisions of this Section 3.4, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.4.

3.5Election, Qualification and Term of Directors. Except as provided in Section 3.6 and Section 3.7 of these By-laws, directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. The Certificate or these By-laws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacancy, shall hold office for a term expiring at the annual meeting of shareholders next succeeding his or her election and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Any director shall be eligible for re-election.

3.6Resignation and Removal. Any director may resign at any time by written notice (including by electronic transmission) to the Corporation. Such notice shall take effect at the time therein specified or, if no time is specified immediately, and, unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Subject to any provisions in the Certificate regarding the removal of directors, any director or the whole Board may be removed, with cause, by the holders of a majority of the shares entitled to vote at an election of directors, and any director or the whole Board may be removed without cause by the holders of a majority of the shares of the class then entitled to vote for the election of the director or directors sought to be removed. Any such removal shall be without prejudice to the rights, if any, of the director so removed under any contract of service or other agreement with the Corporation.

3.Vacancies. Unless otherwise provided in the Certificate or these By-laws and unless the Board otherwise determines, any vacancy in the Board occurring by reason of the death, resignation or disqualification of any director, the removal of any director from office for cause or without cause, an increase in the number of directors, or otherwise, may be filled by a majority of the directors then in office, although such majority is less than a quorum, or by a sole remaining director, unless otherwise required by law. Each director elected to fill a vacancy shall hold office for a term expiring at the next succeeding annual meeting of shareholders and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal or otherwise. If one or more directors shall resign from the Board effective at a future date, a majority of the directors then in office, including those who have so resigned, may fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

3.8Meetings of the Board of Directors.

(a)Regular Meetings. Regular meetings of the Board may be held, without notice, at such times and places as shall from time to time be fixed in advance by resolution of the Board. The directors at each annual meeting of shareholders shall hold an initial meeting as soon as practicable following their election, and in any event within thirty (30) days after each annual meeting of shareholders, at such time and place as shall be fixed by resolution of the Board prior to the annual meeting or by the consent in writing of all the newly-elected directors, for the purpose of choosing the officers of the Corporation and for the transaction of such other business as may properly be brought before the meeting, and no notice of such meeting to the newly-elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

(b)Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, or the President, and, at the written request of a majority of the members of the whole Board, shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The person(s) authorized to call the special meetings of the Board may fix the place and time of the meeting.  Notice of the time and place of special meetings shall be: delivered personally by hand, by courier or by telephone; sent by United States first-class mail, postage prepaid; sent by facsimile; or sent by electronic mail, directed to
{N0283261 } 9

each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.  If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. The notice need not specify the place of the meeting if the meeting is to be held at the Corporation’s principal executive office nor the purpose of the meeting.

(c)Chairman of the Meeting. The Chairman of the Board, if present and acting, shall preside at all meetings of the Board. Otherwise, the Vice-Chairman (if any), the Chief Executive Officer or the President, if present and acting, or any other director chosen by the Board, shall preside.

(d)Quorum and Voting. At all meetings of the Board, a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except when a vacancy or vacancies prevents such a majority, whereupon a majority of the directors in office or appointed to such committee shall constitute a quorum, provided that such majority shall constitute at least one-third of the whole Board, as the case may be. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute or the Certificate or these By-laws. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes a contract or transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the directors of the Corporation are directors or officers, or have a financial interest.

(e)Location of Meetings; Telephone Participation. The Board may hold meetings, both regular and special, either within or outside the State of New Jersey. Unless otherwise restricted by the Certificate or these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

(f)Adjournment. If a quorum shall not be present at any meeting of the Board, the members of the Board present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting of the time and place of the adjourned meeting (provided the period of adjournment does not exceed ten days in any one adjournment), until a quorum shall be present.

3.9Waiver of Notice.  Whenever notice is required to be given under any provisions of the NJBCA, the Certificate or these By-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these By-laws.

3.10Board Action by Written Consent without a Meeting. Unless otherwise restricted by the Certificate or these By-laws, any action required or permitted to be taken at any meeting of the Board, may be taken without a meeting if all members of the Board, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.11Compensation of Directors. Unless otherwise restricted by the Certificate or these By-laws the Board is authorized to make provision for reasonable compensation to its members for their services as directors and to fix the basis
{N0283261 } 10

and conditions upon which this compensation shall be paid. Any director may also serve the Corporation in any other capacity and receive compensation therefor in any form.

3.12Reliance on Books and Records. A member of the Board or of any committee thereof designated by the Board as provided in these By-laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the Corporation.

ARTICLE IV - COMMITTEES OF DIRECTORS

4.1Designation of Committees. The Board may designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board may add or remove members of any committee from time to time in its discretion. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these By-laws, shall have and may exercise such lawfully delegable powers and duties as the Board may confer. Each committee will comply with all applicable provisions of: the rules and regulations of the Securities and Exchange Commission, and the rules and requirements of any securities exchange on which the Corporation’s securities are listed for trading, and will have the right to retain independent legal counsel and other advisers at the Corporation’s expense. However, no such committee shall have power or authority in reference to: (a) amending the Certificate; (b) adopting an agreement of merger or consolidation; (c) recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending these By-laws; and, unless expressly so provided by resolution of the Board, no such committee shall have power or authority in reference to: (i) declaring a dividend; or (ii) authorizing the issuance of shares of stock of the Corporation of any class.

4.2Tenure; Reports; Procedures. Each such committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board as and when requested by the Board, and it shall observe such other procedures with respect to its meetings as are prescribed in these By-laws or, to the extent not prescribed herein, as may be prescribed by the Board.

4.3Meetings and Actions of Committees.

(a)Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.8(a) (regular meetings);

(ii) Section 3.8(b) (special meetings and notice);

(iii)Section 3.8(d) (quorum and voting);

(iv)Section 3.8(e) (location of meetings and meetings by telephone);

(v)Section 3.8(f) (adjournment);

(vi)Section 3.9 (waiver of notice); and

(vii)Section 3.10 (action without a meeting),

with such changes in the context of those By-laws as are necessary to substitute the committee and its members for the Board and its members.
{N0283261 } 11

(b)Notwithstanding the foregoing: (i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; (ii) special meetings of committees may also be called by resolution of the Board; and (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these By-laws.

ARTICLE V - OFFICERS

5.1Officers. The officers of the corporation shall be appointed by the Board and may include a Chairman of the Board, and shall include the Chief Executive Officer, the President, the Treasurer, the Chief Financial Officer, and the Secretary. The Corporation may also have, at the discretion of the Board, a Vice-Chairman, a Controller, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers with such powers and duties as the Board shall deem necessary, as may be appointed in accordance with the provisions of these By-laws. The Chairman of the Board, any Vice-Chairman, President and Chief Executive Officer shall be selected from among the directors, but no other executive officer need be a member of the Board. Any number of offices may be held by the same person. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board, including as may be determined the Chief Executive Officer or President acting under authority delegated by the Board.

5.2Appointment of Officers. The Board shall appoint the officers of the Corporation annually at its first meeting following the meeting of the shareholders at which the Board was elected, except that the Corporation may appoint such other officers in accordance with the provisions of Sections 5.3 of these By-laws, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

5.3Subordinate Officers. The Board may appoint, or empower the Chairman, Chief Executive Officer and/or one or more Presidents of the Corporation, to appoint, remove and set the compensation of, such other officers and agents as the business of the Corporation may require and to fix the duties and terms of office of such other subordinate officers and agents. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Board or the Chief Executive Officer (if so designated by the Board) may from time to time determine.

5.4Term; Removal and Resignation of Officers. Each officer of the Corporation shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any officer elected or appointed pursuant to these By-laws shall have been fixed by the Board or by the Chairman of the Board or the President or Chief Executive Officer acting under authority delegated to him or her by the Board, such officer shall cease to hold such office not later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed as a successor to such office. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, by the Chairman of the Board, the Chief Executive Officer or President acting under authority delegated to him by the Board, whether or not any other person shall have been elected or appointed to succeed; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so removed under any contract of service or other agreement with the corporation. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation or removal is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

 5.6  Chairman of the Board. The Board shall elect a Chairman of the Board from among the directors. The Chairman of the Board shall preside over all meetings of the Board, shall perform all duties, incident to the office of the Chairman and shall perform such other duties as may from time to time be assigned to him by the Corporation’s By-laws, Certificate or the Board. When presiding at such meetings of shareholders and directors, the Chairman shall establish and apply such rules of order as may be advisable in his or her discretion. The Board shall fill any vacancy in the position of
{N0283261 } 12

Chairman of the Board at such time and in such manner as the Board shall determine. Unless otherwise determined by the Board, neither the Chairman of the Board nor any Vice-Chairman of the Board shall be considered an officer of the Corporation solely by virtue of such position.

        5.7  Vice-Chairman. The Vice-Chairman of the Board, if one is elected, shall preside over all meetings of the Board and shall perform all duties incident to the office of the Chairman in the absence of or non-election of the Chairman and shall perform such other duties as may from time to time be assigned to him or her by the Corporation’s By-laws, Certificate or the Board.

5.8Chief Executive Officer. Subject to the control of the Board and any supervisory powers the Board may give to the Chairman of the Board, the Chief Executive Officer shall have general supervision, direction, and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. The Chief Executive Officer shall also perform all duties incidental to this office that may be required by law and all such other duties as are properly required of this office by the Board. In the absence of the Chairman of the Board or any Vice Chairman, the Chief Executive Officer shall serve as Chairman of and preside at all meetings of the shareholders. In the absence of the Chairman (or a Vice-Chairman), the Chief Executive Officer, if such officer is a director, shall preside at all meetings of the Board. While the Corporation either has a class of stock registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision), or is required to file reports pursuant to Section 15(d) of said Act, the Chief Executive Officer shall be the principal executive officer of the Corporation for purposes of the federal securities laws unless the Board shall have determined otherwise.

5.9President. Subject to the control of the Board and the Chief Executive Officer (if the positions of the Chief Executive Officer and the President are not held by the same persons), and any supervisory powers the Board may give to the Chairman of the Board and the Chief Executive Officer (where the position of the Chief Executive Officer is filled by a different individual than who is the President), the President of the Corporation shall, together with the Chief Executive Officer, have general supervision, direction, and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. A President shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these By-laws, or the Chairman of the Board and the Chief Executive Officer.
5.10Vice-Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall perform all the duties of a president. When acting as a president, the appropriate Vice President shall have all the powers of, and be subject to all the restrictions upon, that President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these By-laws, the Chairman of the Board, the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President.

5.11Secretary.

(a)The Secretary shall attend all meetings of the shareholders and the Board and shall record the minutes of all proceedings taken at such meetings, or maintain all documents evidencing corporate actions taken by written consent of the shareholders or of the Board, in a book to be kept for that purpose; and shall perform like duties for any committees of the Board when required. The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show: (i) the time and place of each meeting; (ii) whether regular or special; (iii) the names of those present at directors’ meetings or committee meetings; (iv) the number of shares present or represented at shareholders’ meetings; and (v) the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register showing: (i) the names of all shareholders and their addresses; (ii) the number and classes of shares held by each; (iii) the number and date of certificates evidencing such shares; and (iv) the number and date of cancellation of every certificate surrendered for cancellation.

(b)The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required to be given by law or by these By-laws. The Secretary shall keep the seal of the Corporation, if one be
{N0283261 } 13

adopted, in safe custody and shall have authority to affix the seal to all instruments where its use is required, and shall have such other powers and perform such other duties as may be prescribed by the Board or by these By-laws.

5.12Chief Financial Officer. Subject to the control of the Board and the Chief Executive Officer and/or President, the Chief Financial Officer shall be in charge of the financial management of the Corporation, including all finance-related decisions such as investment, financing and dividend policy, and shall have such other duties and powers as may be assigned to him or her from time to time by the Board, the Chief Executive Officer, or these By-laws. The Chief Financial Officer may be the Treasurer of the Corporation. While the Corporation either has a class of stock registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision), or is required to file reports pursuant to Section 15(d) of said Act, the Chief Financial Officer shall be the principal financial officer of the Corporation for purposes of the federal securities laws unless the Board shall have determined otherwise. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained by the Treasurer, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The Chief Financial Officer shall render to the Chief Executive Officer or, in the absence of a Chief Executive Officer, any President and director, whenever they request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

5.13Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep and maintain a full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, the Chief Executive Officer, or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chief Executive Officer or, in the absence of a Chief Executive Officer, one or more of the Presidents, and to the Board at the regular meetings of the Board, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall also have all other powers and perform such other duties as may be proscribed by the Board or these By-laws. If required by the Board, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

5.14Assistant Secretary. The Assistant Secretary, or, if there is more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws.

5.15Assistant Treasurer. The Assistant Treasurer, or, if there is more than one, the Assistant Treasurers, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or Treasurer or in the event of the Chief Financial Officer’s or Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer or Treasurer, as applicable, and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws.

5.16Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided in these By-laws or as designated from time to time by the Board or by the Chairman or Chief Executive Officer or President acting under authority delegated by the Board.

ARTICLE VI - GENERAL PROVISIONS

6.1Dividends and Distributions; Reserves. Subject to all applicable provisions of the NJBCA, the Certificate and any indenture or other agreement to which the Corporation is a party or by which it is bound, the Board may declare to be payable, in cash, in other property or in shares of the Corporation of any class or series, such dividends and distributions upon or in respect of outstanding shares of the Corporation of any class or series as the Board may at any time or from time to time deem to be advisable. Before declaring any such dividend or distribution, the Board may cause to be set aside, out of any funds or other property or assets of the Corporation legally available for the payment of dividends or distributions, such sum or sums as the Board, in their absolute discretion, may consider to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board may deem conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the
{N0283261 } 14

manner in which it was created. For the purpose of determining shareholders entitled to receive a distribution by the Corporation or a share dividend (including, but not limited to, any allotment of rights or any conversion or exchange of shares), the Board may, at the time of declaring the distribution or share dividend, set a date no more than 60 days prior to the date of the distribution or share dividend. If no record date is fixed, the record date shall be the close of business on the day the Board adopts the resolution authorizing the distribution or share dividend.

6.2Checks, Notes, Etc. All checks or other orders for the payment of money, all notes or other instruments evidencing indebtedness of the Corporation and all receipts for money paid to the Corporation shall be signed, drawn, accepted, endorsed or otherwise executed on its behalf, as the case may be, in such manner and by such officer or officers or such other person or persons as the Board may from time to time designate. The Board may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

6.3Fiscal Year. The fiscal year of the Corporation shall be fixed, and may from time to time be changed, by resolution of the Board.

6.4Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, New Jersey.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

6.5Voting and Representation of Securities of Other Corporations. The Chairman of the Board, the Chief Executive Officer, any President or, if so authorized by the Board or the Chief Executive Officer or President, then any Treasurer or Secretary of this Corporation, or any other person so authorized by the Board, the Chief Executive Officer, or President, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

6.6Execution of Corporate Contracts and Instruments. Except as otherwise provided in these By-laws, the Board, or any duly authorized officers of the Corporation, may authorize any other officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

6.7Construction. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the NJBCA shall govern the construction of these By-laws. These By-laws are adopted subject to any applicable law and the Certificate. Whenever these By-laws may conflict with any applicable law or the Certificate, such conflict shall be resolved in favor of such law or the Certificate. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

6.8Waiver of Notice. Whenever notice is required to be given under any provision of the NJBCA, the Certificate or these By-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these By-laws.

6.9Maintenance and Inspection of Records. The Corporation shall keep books and records of account and minutes of the proceedings of the shareholders, Board and such committees as the Board may determine. Such books, records and minutes may be kept outside the State of New Jersey. The Corporation shall keep at its principal office, its registered office, or at the office of its registrar and transfer agent, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being
{N0283261 } 15

converted into readable form within a reasonable time. Any person who shall have been a shareholder of record of the Corporation for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least five percent of the outstanding shares of any class or series, upon at least five days’ written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, the minutes of the proceedings of the shareholders and record of shareholders and to make extracts therefrom at the places where the same are kept.

6.10Emergency By-laws.

 (a)  The provisions of this Section 6.10 (the “Emergency By-laws”) shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear atomic disaster or from the imminent threat of such an attack or disaster or other emergency situation as may be referred to in Section 14A:2-10 of the NJBCA or such other event determined to be an emergency pursuant to Section 14A:2-10 of the NJBCA; provided, however, such Emergency By-laws shall be subject to repeal or change by action of the shareholders of the Corporation. The commencement and termination of the period of any such emergency may be determined by the Chairman of the Board or, in the event of the death, absence or disability of the Chairman of the Board, by the Chief Executive Officer, or in the event of the death, absence or disability of both the Chairman of the Board and the Chief Executive Officer, by such person or persons as the Board may from time to time designate. To the extent not inconsistent with these Emergency By-laws, the By-laws shall remain in effect during any such emergency and upon termination of such emergency, the Emergency By-laws shall cease to be operative.
 (b)  In the event these Emergency By-laws become operative, meetings of the Board may be called by any director or executive officer of the Corporation. Any such meeting shall be held on such date and at such time and place as may be designated in the notice of the meeting. Notice of any such meeting need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time in the judgment of the person calling the meeting. The director or directors in attendance at the meeting, or any greater number fixed by the Emergency By-laws, shall constitute a quorum. Such director or directors in attendance may further act to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. Before or during any such emergency, the Board may designate lines of succession in the event that, during such an emergency, any or all officers or agents of the Corporation shall be rendered incapable of discharging their duties.
  (c) No officer, director, or employee acting in accordance with these Emergency By-laws shall be liable except for willful misconduct. No officer, director, or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the Corporation’s By-laws.
6.11 Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the federal and state courts in the State of New Jersey shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director or officer or former director or officer, of the Corporation to the Corporation or the Corporation’s shareholders, or a breach of the Corporation’s Certificate of Incorporation or By-laws (as either may be amended from time to time), (c) any action asserting a claim arising pursuant to any provision of the NJBCA or the Certificate of Incorporation (as either may be amended from time to time), (d) any other State law claim, including a class action asserting a breach of a duty to disclose, or similar claim, brought by one or more shareholders against the Corporation, its directors or officers, or its former directors or officers; or (e) any other action governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.11 of these By-Laws.

ARTICLE VII - NOTICE BY ELECTRONIC TRANSMISSION

7.1Notice by Electronic Transmission.

(a)Without limiting the manner by which notice otherwise may be given effectively to shareholders pursuant to the NJBCA, the Certificate or these By-laws, any notice to shareholders given by the Corporation under any provision of the NJBCA, the Certificate or these By-laws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by
{N0283261 } 16

written notice to the Corporation. Any consent given pursuant to paragraph (a) of this subsection shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the shareholder’s consent; and (ii) that inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice following the second missed delivery; provided, however, the inadvertent failure to treat that inability as a revocation shall not invalidate any meeting or other action.

(b)Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice;

(ii)if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice;

(iii)if by a posting on an electronic network together with separate notice to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)if by any other form of electronic transmission consented to by the shareholder, when directed to the shareholder.

(c)An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.3Inapplicability. Notice by a form of electronic transmission shall not apply to notices required or permitted pursuant to: N.J.S.14A:6-5 (vacancies and newly created directorships), N.J.S.14A:7-3 (subscription for shares), N.J.S.14A:12-10 (revocation of dissolution proceedings), N.J.S.14A:12-12 (notice to creditors; filing claims) or N.J.S.14A:14-15 (notice to creditors).

ARTICLE VIII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

8.1Right to Indemnification.

(a)Except to the extent expressly prohibited by the NJBCA and subject to the terms and conditions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the laws of the State of New Jersey as they exist as of the date hereof, or as they may hereafter be amended, each person made or threatened to be made a party to any pending, threatened or completed civil, criminal, administrative, legislative, or arbitrative action, suit or other proceeding (each a “Proceeding”), or any inquiry or investigation (“Investigation”) that could lead to any such Proceeding or any appeal (“Appeal”) therein in which he or she is or was involved, or is or was threatened to become involved, by reason of being or having been a former, present or future director, officer or employee of the Corporation or any of the Corporation’s subsidiaries, or the legal representative of such person or otherwise acting as a “Corporate Agent” (as defined below) (each, an “Indemnitee”) from and against all Liabilities (as defined below) and reasonable expenses (as defined below), incurred in connection with such Proceeding, Appeal or Investigation.

(b)Notwithstanding the foregoing, however, in connection with any Proceeding by or in the right of the Corporation, no indemnification shall be provided as to any person adjudged by any court to be liable to the Corporation except as and to the extent determined by such court; and provided, further, that any indemnification pursuant to this Section 8.1 in connection with the settlement or other similar non-adjudicative disposition of any threatened or pending Proceeding
{N0283261 } 17

shall only be granted to the extent permitted by law. No indemnification shall be made to any Indemnitee pursuant to this Article IX to the extent that, in connection with the relevant Proceeding, a judgment or other final adjudication adverse to the Indemnitee establishes that his acts or omissions (a) were in breach of such Indemnitee’s duty of loyalty to the Corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in the receipt by such Indemnitee of an improper personal benefit. In the event of any such finding, the Indemnitee shall promptly disgorge and pay over to the Corporation any amounts theretofore paid to such Indemnitee pursuant to this Article VIII, including any advance of Expenses pursuant to Section 8.2 of this Article VIII. Further, no such indemnification shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action or Proceeding, Investigation or Appeal unless the Corporation has given its prior consent to such settlement or other disposition.

8.2Expenses Payable in Advance. The Corporation may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all Expenses, including attorneys’ fees, reasonably incurred in connection with any Proceeding, Investigation or Appeal as incurred by the Indemnitee, in advance of the final disposition thereof, as authorized by a majority of the Board (sitting as a Committee of the Board) not parties to such Proceeding or, if there are no such members of the Board, a majority of the members of the Board, and in each case, upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if such Indemnitee is ultimately found not to be entitled to indemnification under the laws of the State of New Jersey as they exist as of the date hereof or as they may be hereafter amended, or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled. Notwithstanding the foregoing, however, any Indemnitee shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties. Further, the Corporation shall not be required to advance any Expenses to a person against whom the Corporation directly brings a claim alleging that such person has breached such person’s duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

8.3Non-Exclusivity. The indemnification and advancement of Expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.1 shall be made to the fullest extent permitted by law. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the NJBCA, or by any other applicable law, and the rights granted under such agreements or arrangements may be greater than those provided in this Article VIII. The failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this By-law, it being expressly recognized hereby that all directors, officers and employees of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise.

8.4Insurance. The Corporation may purchase and maintain insurance to protect itself and any person against any Expenses incurred in any Proceeding and any Liabilities asserted against him or her, by reason of his or her being or having been a director, officer, employee or Corporate Agent.

8.5Certain Definitions.

(a)For purposes of this Article VIII, the following terms shall have the meanings ascribed to them below:

(i)“Corporate Agent” means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any Other Enterprise, serving as such at the request of the Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

{N0283261 } 18

(ii)“Corporation” shall include the Corporation and any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions;

(iii)“Other Enterprise” means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a Corporate Agent;

(iv)“Expenses” means reasonable costs, disbursements and counsel fees; and

(v) “Liabilities” means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties.

(b)For purposes of this By-law, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses.

(c)Furthermore, as used herein, references to “Other Enterprises” include employee benefit plans; references to “fines” include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving as such at the request of the Corporation” include any service as a Corporate Agent which imposes duties on, or involves services by, the Corporate Agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

8.6Survival. The indemnification of any person provided by this By-law shall continue after such person has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of such person’s heirs, executors, administrators and legal representatives. In case any provision in this By-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors, officers, employees and other Corporate Agents, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

8.7Effect of Amendment or Repeal. Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of the Certificate or the By-laws inconsistent with this Article VIII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE IX - AMENDMENT OF BY-LAWS

9.1Amendment of By-laws. These By‑laws may be amended, altered, or repealed at any annual meeting of the shareholders, or at any special meeting of the shareholders, or by the Board at any regular or special meeting of the Board, if notice of the proposed amendment, alteration, or repeal be contained in the notice of such meeting. Any By-law adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such By-law expressly reserves to shareholders the right to amend or repeal it.

*        *        *        *        *

{N0283261 } 19